2022 Profit Corporation Annual Report

Due on or Before:	June 1, 2022
ID:	2021-001014794
State of Formation:	Wyoming
License Tax Paid:	$60.00
AR Number:	07328063

For Office Use Only
Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101, Cheyenne, WY 82002-0020
307-777-7311
https://wyobiz.wyo.gov/Business/AnnualReport.aspx

CALEDONIA INVESTMENT REAL ESTATE, IN

1: Mailing Address

PO Box 690041
Vero Beach, FL 32969

2: Principal Office Address

2412 Irwin St
Melbourne, FL 32901

Phone: (305) 351-9193
Email: CompassIntl@me.com

Current Registered Agent:
Registered Agents Inc
30 N Gould St Ste R
Sheridan, WY 82801

• Please review the current Registered Agent information and, if it needs to be changed or updated, complete the appropriate form available from the Secretary of State's website at https://sos.wyo.gov

3: Officers and Directors

President / Director	Hamon F Fytton - PO Box 690041, Vero Beach, FL 32969
Secretary / Director	Hamon F Fytton - PO Box 690041, Vero Beach, FL 32969

I hereby certify under the penalty of perjury that the information I am submitting is true and correct to the best of my knowledge.

Hamon F Fytton	Hamon F Fytton	May 29, 2022
Signature of Treasurer or Fiscal Agent	Printed Name of Treasurer or Fiscal Agent	Date

The fee is $60 or two-tenths of one mill on the dollar ($.0002), whichever is greater.

Instructions:

1. Complete the required worksheet;
2. Sign and date this form; and
3. Return both the form and worksheet to the Secretary of State at the address provided above.

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

CALEDONIA INVESTMENT REAL ESTATE, INC

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **21st** day of **June**, **2021** at **5:06 PM.**

Remainder intentionally left blank.

Secretary of State

Filed Date: 06/21/2021

Filed Online By:

Hamon F Fytton

on 06/21/2021